MERGER AGREEMENT AND PLAN OF REORGANIZATION

     This Merger Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of February 2, 2000, by and between U.S. Trucking, Inc., a Colorado corporation ("Buyer"), Checkmate Acquisition Corp., a Florida corporation ("Sub"), Tommy Chambers, Timothy O'Bannon, Marylou Chambers, and Sharion O'Bannon (collectively, the "Seller" or "Sellers"), and, Maverick Truck Brokerage, Inc., a Florida corporation (the "Company").

     Whereas, the parties desire that the Company merge with and into Sub upon the terms and conditions set forth herein and in accordance with the laws of the State of Florida;

     Now, Therefore, in consideration of the mutual terms and conditions herein contained, and intending to be legally bound, it is agreed between the parties hereto as follows:

                                   ARTICLE 1
                                  THE MERGER

     1.1 Merger, Surviving Corporation. In accordance with the provisions of this Agreement and the Florida General Corporation Act of the State of Florida ("FGCA"), at the Effective Time (as such term is defined in Section
1.05 hereof), Company shall be merged with and into Sub (the "Merger"), and Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida. At the Effective Time, the separate existence of the Company shall cease. All properties, franchises and rights belonging to the Company and Sub, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Sub and the Company.

     1.2 Articles of Incorporation. The Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until altered or amended as provided therein or by law and by the Plan of Merger effecting the Merger.

     1.3 Bylaws. The Bylaws of Sub immediately prior to the Effective Time shall thereafter continue in full force and effect as the Bylaws of the Surviving Corporation until amended as provided by law.

     1.4 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall serve as directors and officers of the Surviving Corporation following the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the FGCA, provided that Thomas Chambers shall be Vice President of Operations and Tim O'Bannon shall be Vice President of Marketing.

     1.5 Effective Time. The Merger shall become effective at the time and date of the acceptance for filing of Articles of Merger (the "Articles of Merger") by the Secretary of State of the State of Florida in accordance with the provisions of Section 607.1105 of the FGCA. The Articles of Merger shall have attached as an exhibit thereto a fully executed Plan of Merger (the "Plan of Merger") in substantially the form attached as Exhibit A hereto. The Articles of Merger shall be executed by Sub and the Company and delivered to the Secretary of State of the State of Florida for filing, as stated above, on

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the Closing Date provided for in Section 1.8.  The date and time when the
Merger shall become effective are referred to herein as the "Effective Time."

     1.6 Conversion of Company Shares. Each share of Common Stock of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into the Merger Consideration provided for in Article II hereof.

     1.7 Sub Common Stock. At the Effective Time, each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as shares of the Surviving Corporation, without any action on the part of the holder thereof.

     1.8 Closing; Exchange of Certificates. (a) At the Closing provided for in paragraph (b) below, immediately after the Effective Time of the Merger, each Seller shall surrender to the Surviving Corporation all of the outstanding certificates theretofore representing shares of Company Common Stock in exchange for the Merger Consideration payable to him at Closing as provided for herein. Until such certificates are surrendered, outstanding certificates formerly representing shares of Company Common Stock shall be deemed for all purposes as evidencing the right to receive the Merger Consideration into which such shares have been converted as though said surrender and exchange had taken place.

          (b) The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer as soon as practicable after the execution and delivery by the parties of this Agreement (the date of the Closing hereafter the "Closing Date").

     1.9   Merger Consideration.   All of the issued and outstanding shares of
Common Stock of the Company shall be converted at the Effective Time of the Merger into the right to receive an aggregate of Two Hundred Fifty-six Thousand, Six Hundred, Sixty-eight (256,668) shares of Buyer common stock ("Stock Consideration") and Six Hundred, Sixty-eight Thousand Dollars ($668,000) cash (the "Cash Consideration") (collectively, the "Merger Consideration"), such Merger Consideration to be payable to the Sellers pro rata in accordance with their holdings of Company Shares, subject to allocation (as between stock and cash) among the Sellers as they shall instruct Buyer at the Closing. The Stock Consideration shall be delivered to Sellers not later than 10 days after the Effective Time, with $334,000 in Cash Consideration payable at the Closing and the balance payable in accordance with the Price Adjustment Agreement among the parties dated the date hereof.

     1.10 Tax-free reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and to take such further actions as may be reasonably be required to qualify this transaction as an "A" reorganization (and not take such further actions as may disqualify this transaction from such treatment, including without limitation making an election under IRC
Section 338). The parties believe that the value of the Stock Consideration to be received by Seller in the Merger is equal to not less than 50% of the value of the Company common stock to be surrendered in exchange therefor. The Merger Consideration will be paid solely in exchange for the Company Shares and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Company Shares. Buyer represents now, and as of the Closing, that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in a business. Seller acknowledges that he has received his independent tax advice and counsel with respect to

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the Merger and the transactions contemplated herein and is not relying on representations relating to personal tax matters made by Buyer or its counsel, accountants or advisors with respect thereto.

     Buyer acknowledges that the Merger will result in the automatic termination of the S corporation status of the Company, which in turn may result in a deferred tax obligation upon converting from cash basis accounting to accrual.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and Company represent and warrant to Buyer as of the date hereof and as of the Effective Time as follows:

     2.1. Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, is qualified as a foreign corporation in good standing under the laws of all of the jurisdictions in which the conduct of its business or the ownership of its properties requires qualification, and has all corporate power and authority to own and lease its properties and to carry on its business as now conducted. The copies of the Company's Articles of Incorporation, as amended (including any certificates designating the powers, designation, rights and preferences of the Company's capital stock) previously provided to Buyer are true, complete and correct.

     2.2. Subsidiaries. The Company has no subsidiaries and does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or
(B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     2.3. Capitalization. The Company has authorized capital stock consisting solely of 100 shares of common stock, without par value, of which 100 shares are issued and outstanding and held of record by the persons set forth in Schedule 2.3.

     All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding options, subscriptions, convertible securities, warrants, preemptive rights, rights of first refusal, proxies, voting agreements, restrictions (other than restrictions on transfer imposed under federal or state securities laws) or agreements or understandings of any character (contingent or otherwise) which restrict or relate to the voting or transfer of, require the issuance, sale, purchase or redemption of, or otherwise relate to, such securities.

     2.4.  Title to Shares, Authorizations.

          (a) Seller is the owner, beneficially and of record, of the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions of any kind, other than restrictions on transfer imposed under federal or state securities laws;

          (b) Seller has full power, legal capacity and authority to execute and deliver this Agreement and to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority. The execution, delivery and performance of this Agreement by

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Seller have been duly authorized by all necessary corporate action on the part of Seller;

          (c) This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding Agreement of Seller and is enforceable in accordance with its terms; and

          (d) The delivery of the Shares to Buyer pursuant to this Agreement will transfer to Buyer good title thereto, free and clear of any and all liens, encumbrances and claims of any kind whatsoever.

     2.5. Financial Statements. Seller has delivered to Buyer: (a) unaudited balance sheets of the Company as at December 31, 1999 (the "Balance Sheet" and the "Balance Sheet Date") and each of the years 1996 through 1999, and the related unaudited statements of income for each of the fiscal years or periods then ended. Such financial statements fairly present the financial condition and results of operations of the Company as at the respective dates thereof and for the periods therein referred. Except as reflected in the Balance Sheet, the Company has no actual or contingent liabilities, except for liabilities arising since the Balance Sheet Date in the ordinary course of business, not involving borrowings, which are usual and normal in amount, both individually and in the aggregate and obligations under contracts and commitments accrued in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements.

     2.6.   No Adverse Changes.   Since the Balance Sheet Date, the Company
has not:

          (i) suffered any material adverse change in its condition (financial or otherwise), operations, assets, properties, business, or prospects and no event has occurred or is contemplated or threatened, which might reasonably be expected to cause such a change in the future;

          (ii) declared any dividend, made any payment, redemption, purchase or distribution or set aside any such payment, in respect of shares of its capital stock or purchased or otherwise acquired any option, warrant or other right to purchase any such capital stock;

          (iii) made any changes in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates); or

          (iv) entered into any agreement or commitment (contingent or otherwise) to do any of the things described in this Section 2.6.

     2.7. Taxes. The Company has filed within the time and manner prescribed by law all foreign, federal, state, county and local income, gross receipts, excise, property, sales, use, transfer, employment and other tax returns or reports which are required to be filed by, or with respect to, it and such returns or reports are true and correct in all material respects.
The Company has paid all taxes, interest, penalties, assessments or deficiencies shown as due and payable on such reports. The charges, accruals, and reserves for unpaid taxes on the books of the Company as of the Balance Sheet Date, are sufficient in all respects for the payment of all unpaid federal, foreign, state, county and local taxes of the Company accrued for or applicable to all periods ended on or before that date. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes, required to be withheld or collected therefrom, and has paid the same

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


to the proper tax receiving officers of authorized depositaries. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims pending or matters under discussion with any taxing authority with respect to any tax liability of the Company.

     The Company's federal and state tax returns have not been audited nor has the Company received notice of any audit of federal, state or local income or excise tax returns of the Company and, to the best knowledge of Seller, no properties of any kind of the Company which serve as a basis for the imposition of a tax have been or are in the process of being appraised, examined or reassessed since the filing of the most recent return relating to, or the payment of, such a tax. The Company has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation. The Company has not elected to be treated as a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material affect on the business, properties, prospects, or financial condition of the Company.

     2.8. Compliance with Laws. The Company has complied in all material respects with all applicable laws and regulations relating to or affecting the business.

     2.9.   List and Status of Properties, Contracts and Other Data.  Schedule
2.9 [consisting of Schedules 2.9 (i) through (vi)] sets forth the following:

          (i)  (A)     [deleted]

               (B) a complete listing of each item of personal property owned or used by the Company in the business and having more than a nominal value. Such personal property constitutes all such property necessary for the conduct by the Company of the business as presently conducted.

          (ii) a listing of all policies of title and liability insurance held by the Company since January 1, 1997, and all policies of insurance by which properties, buildings, machinery, equipment, fixtures or other assets and business of the Company is insured as of the date hereof. Such policies, with respect to their amounts, scope and types of coverage, are usual and customary in the Company's industry and fully insure (subject to reasonable deductibles) the Company's assets and businesses for property damage and loss of income by fire or other casualty, products liability and against all risks of loss, including business interruption. Except as shown on Schedule 2.9(ii), there are no pending claims by, or to the best knowledge of Seller, against the Company or under such policies or unresolved disputes between the Company and any carrier in respect of such policies, nor are there any past due premium payments with respect to such policies nor has there been any claims history which would cause the Company to become liable for a material retroactive premium increase with respect to any such policy for any period prior to the date hereof;

          (iii) a listing of the following contracts to which the Company is a party or by which it is bound:

               (A) all guaranties or indemnities by the Company of the obligations of others other than the endorsement of negotiable instruments for collection in the ordinary course of business];

               (B) all licenses or other contracts in which the Company has granted to others any material rights or interests in intellectual property

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


rights or in any proprietary information of the Company, or in which others have granted to the Company any rights or interests in intellectual property or in any proprietary information;

               (C) all consulting, management service or any other similar type contracts;

               (D) all agreements with any labor union or collective bargaining organization;

               (E) all employment agreements, severance agreements, indemnification agreements, executive compensation plans, incentive compensation plans, bonus plans, deferred compensation agreements, employee noncompetition, confidentiality and or secrecy agreements, employee pension plans or retirement plans, employee profit-sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization and dental insurance, disability insurance, clothing allowance program, service record award program; performance award program, tuition reimbursement program, savings plan, or other plans or arrangements providing for benefits for employees;

               (F) all contracts or agreements pursuant to which the Company has borrowed or agreed to borrow money, other than credit transactions in the ordinary course of business and the contracts set forth in (G), below;

               (G) all notes, indentures or instruments relating to or evidencing indebtedness of the Company, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of the Company, including the names of each bank or other lender from which loans, lines of credit or other commitments to lend money to the Company are outstanding, the amount of each such line or commitment and the principal terms thereof;

               (H) all material contracts with any manufacturers, dealers, distributors, agents, salesmen, jobbers, advertisers, commissioned agents or sales representatives;

               (I) all powers of attorney given by the Company to any person or organization for any purpose;

               (J) all agreements limiting the freedom of the Company or its employees to compete in any line of business or in any geographic area or with any person;

               (K) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

               (L) any agreement, contract or commitment relating to capital expenditures;

               (M) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

               (N) all other contracts, series of contracts, leases, arrangements, understandings or agreements which involve future payments, performance of services or the purchase or sale of goods and/or materials of an individual amount or value in excess of One Thousand Dollars ($1,000);


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               (O)   a true and complete list of all intangible assets, other
than those specifically referred to elsewhere in this Agreement, and the location of certificates or other evidences of title to these assets, and

               (P) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of the Company.

     Each of the contracts and agreements listed or described in Schedules 2.9(i), 2.9(ii) and 2.9 (iii)(A)-(P) is in full force and effect, and except as set forth in such Schedule, there exists no event of noncompliance, default or event of default by the Company or any party to such contract or agreement, or to the best of Seller's knowledge, any other party thereto, or any event, occurrence, condition or act (including the transactions contemplated herein), which, with the giving of notice, the lapse of time, or both, would become a default or event of default thereunder, which would constitute an event of noncompliance which would allow a party thereto to require acceleration of performance thereunder by the Company, or which would result in the creation of any material lien, charge, or encumbrance upon any assets of the Company. The Company has not received notice from any other party that such other party claims the Company to be in noncompliance or default under the contract concerned, or intends, either based on a claimed default by the Company under the contract concerned or based on a claimed right to do so in the absence of default by the Company, to suspend, cancel, or terminate such contract prior to the normal date of expiration set forth therein. Except as shown on
Schedule 2.9(iii), to Seller's best knowledge, there exists no material dispute between the Company and any customer of the Company and no such customer is considering termination or nonrenewal of the agreement or understanding by which it acts as such for the Company. All such agreements were entered into on an arm's length basis. Seller has caused to be made available for inspection and copying by Buyer and its advisers true, complete and correct copies of all documents (including all amendments, supplements, extensions and modifications) referred to in this Article II or in any Schedule attached hereto.

          (iv) the names and annual compensation rates of all officers, employees, directors, agents, and manufacturers of the Company earning as a base salary and/or commission in excess of $25,000 per year;

          (v) the names of all retired employees of the Company who are receiving or are entitled to receive any unfunded death or disability, retirement or welfare benefit, medical benefit or termination payments not covered by any pension plan to which the Company or any Subsidiary is a party, their ages and their current annual unfunded payment rates; and

          (vi) with respect to the Company, a list of all bank accounts, safe deposit boxes and credit card charge accounts; together with the names of the individuals authorized to draw or charge thereon, and with respect to bank accounts the approximate balances thereof, all restrictions or limitations as to withdrawal (except for time restrictions applicable to time certificates of deposit), and a list of certificates of deposit and other debt instruments issued by banks, governments or other obligors.

     2.10 Title to Properties, Absence of Liens and Encumbrances. Except for liens in favor of the NationsBank, the Company has good and marketable title to all of its properties and assets used in its business or owned by it, whether real, personal, tangible or intangible. Subject to the terms of their respective leases, the Company has the right to quiet enjoyment of all its leased real property for the full term of each lease and any renewal option. The Company has all rights of ingress and egress necessary for all operations conducted by it.

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     2.11.   Accounts Receivable.  All accounts receivable of the Company reflected in the Balance Sheet represent valid sales in the ordinary course of business, and are current and collectible in the ordinary course of business and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such reserves. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the Subsidiaries or the allowances with respect thereto, or accounts payable of the Company from that reflected in the Balance Sheet.

     2.12. Licenses and Permits. The Company has all licenses, permits and other authorizations (collectively "Licenses") required for the conduct of its business as presently conducted; all such Licenses are currently in force and there is no other License required to be held or actions required to be taken by the Company under the laws and regulations of the United States or any state or local subdivision thereof, for the Company to own and lease its properties and to conduct its business in all respects as presently conducted.
Schedule 2.12 contains a list of such licenses, permits and authorizations.

     2.13. Labor Matters. The Company is not a party to any collective bargaining agreement. There has not been, and to the best knowledge of Seller there will not be, any material adverse change in relations with employees of the Company as a result of any announcement or consummation of the transactions contemplated by this Agreement. No severance pay liability of the Company will result solely from the consummation of the transactions contemplated herein. None of the employees of the Company or any Subsidiary is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or agency, which materially conflicts with the Company's business as presently or proposed to be conducted. No officer or key employee of the Company has notified the Company he or she is planning to terminate his or her employment. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     2.14.  Employee Benefit Plans.

     Neither the Company nor any Subsidiary has ever contributed to any multiemployer pension plan (within the meaning of SS 3(37) or 4001(a)(3) of The Employee Retirement Income Security Act of 1974, as amended ("ERISA")), nor has any of them incurred any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with any complete or partial withdrawal for any such plan.

     The Company has never sponsored or otherwise maintained any employee pension benefit plan (within the meaning of S 3(2) of ERISA) or severance pay plan.

     2.15. Litigation. There is no litigation, action, suit, governmental investigation, arbitration, proceeding (including administrative proceedings) (collectively referred to as "Litigation") presently pending or presently threatened against or involving the Company or any of their assets or rights or which could affect the performance of this Agreement or the consummation of the transactions contemplated hereby and Seller knows of no valid basis for any potential litigation. There are no outstanding judgments, awards, orders or decrees against or involving the Company or any of its assets. The Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Company is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.


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     2.16.   No Violation of Agreements.  The execution, delivery and
performance of this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Articles of Incorporation of Seller and, do not and will not conflict with, violate, result in a breach of, cause a default under an accelerated performance under or accelerate performance under (whether with notice or lapse of time or otherwise), (i) any provision of law or regulation relating to the business of the Company, (ii) any provision of any order, arbitration award, judgment or decree to which Seller or the Company is subject (iii) any provision of any agreement, license or instrument to which Seller or the Company or any of their assets is subject, or (iv) any other restriction of any kind or character to which the Company or any of its properties is subject, which conflicts, violations, breaches, defaults or accelerations in each of clauses (i), (ii), (iii) or (iv) above would, individually or in the aggregate, adversely affect the Company or which would prohibit or restrict the consummation of the transactions contemplated by this Agreement.

     2.17. Consents Required. The execution, delivery and performance of this Agreement by Seller will not require Seller or the Company to obtain any consent, approval or other action to avoid: (i) the loss of any permit or license or other governmental authorization hold by the Company, (ii) the violation or breach of, or a default under any real property lease or any commitment, note, indenture, mortgage, lien, instrument, license, contract or agreement to which Seller or the Company or any of their assets are subject, or (iii) giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the real property leases or material properties, agreements, contracts or business of the Company.

     2.18. Customers and Sales. Schedule 2.18 is a correct and current list or all customers of the Company together with summaries of the sales made to each customer during the most recent fiscal year. Except as indicated in
Schedule 2.18, neither the Company nor Seller has any information, or is aware of any facts, indicating that any of these customers intend to cease doing business with the Company or materially alter the amount of the business they are presently doing with the Company.

     2.19. Documents, Books and Records. The Company has made available for inspection by Buyer or its advisors, originals or true and correct copies of all documents listed in any Schedule delivered by Seller to Buyer pursuant to this Agreement which Buyer has requested to inspect. The minute books of the Company, as previously made available to the Buyer and its representatives, contain accurate records of all meetings of, and corporate actions taken by (including actions taken by written consent) the respective shareholders and Boards of Directors of the Company. The Company has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or hold by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

     2.20 Transactions with Management. Except as set forth in Schedule 2.20, the Company is not a party to any contract, agreement, lease or commitment with Seller, any affiliate of Seller, the Company, or any officer or director of Seller, the Company, or any "associates" of any such officers or directors (as the term "associates" is defined in Rule 405 of the rules and regulations under the Securities Act of 1933), none of such officers or directors or their associates owns, directly or indirectly, any interest (equity or debt) in any entity which is a supplier, customer or competitor of the Company (other than the ownership of one percent (1%) or less of the

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outstanding capital stock of a publicly-held company), and there are no loans or advances outstanding to any of such persons from the Company (excluding advances for normal reimbursable business expenses).

     2.21 Year 2000 Capability. All of the computer software, computer hardware, other computer and microprocessor-based equipment and all other equipment which performs or is or may be required to perform functions involving dates or the computation of dates, or containing date related data, owned, licensed, or used by the Company (collectively the "Computer Devices") will not suffer a Year 2000 Problem (as defined below). The Company has contacted and received written assurances from all material suppliers of goods and services, including but not limited to suppliers of Computer Devices, that all of the computer software, computer hardware, and other computer and microprocessor-based equipment owned, licensed, or used by such supplier will not have a Year 2000 Problem. For the purposes of this Section 2.21, "Year 2000 Problem" shall mean any failure of a Computer Device to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after January 1, 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner and without interruption regardless whether the date on which the Computer Device is operated or executed is before, during or after January 1, 2000; 8 report and display all dates with a four-digit date so that the century is unambiguously identified; and (d) handle all leap years, including but not limited to the year 2000 leap year, correctly.

     2.22. Disclosure. None of this Agreement, the financial statements referred to in Section 2.5 hereof (including the footnotes thereto); any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Seller or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Seller and not known to Buyer which materially and adversely affects the business, prospects or financial condition of the Company or its properties or assets, which has not been set forth in this Agreement, the financial statements referred to in
Section 2.5 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Seller or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement.

     2.23 Purchase for Investment. Seller understands that the Stock Consideration is being offered and sold under exemptions from registration provided for under U.S. and state securities laws, that they are purchasing an interest in Buyer without being furnished any offering literature other than Buyer's Quarterly Report on Form 10-QSB with respect to the third fiscal quarter 1999 and the Form 10-KSB of Buyer for fiscal 1998 (which the Seller hereby represents and warrants that he has received and read), that this transaction has not been scrutinized by any administrative agency charged with the administration of the securities laws of any jurisdiction because of the private aspects of the offering, that all documents, records and books, pertaining to this investment, have been made available to the Seller and his representatives, including his attorney, his accountant and/or his purchaser representative, and that the books and records of the Buyer will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

     The Stock Consideration is being acquired by Seller in good faith solely for his own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; and he understands that as a result he must bear the economic risk of the investment for an indefinite period of time because the shares have not been registered under applicable securities laws and, therefore, cannot be sold unless they are subsequently registered under such laws (which Buyer is not obligated to do, and has no present intention of doing) or unless an exemption from such registration is available. Sellers will not be subject to any restrictions on resale upon release of the Stock Consideration from the Price Adjustment Agreement transfer restrictions other than those imposed under applicable securities laws.

                                   ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and Sub represent and warrant to Seller as of the date hereof and as of the Effective Time as follows:

     3.1 Organization, Authority. Each of Buyer and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation, and each has full power, legal capacity and authority to execute and deliver this Agreement without obtaining the consent or approval of any other person or governmental authority. The execution, delivery and performance of this Agreement by Buyer and Sub have been duly authorized by all necessary corporate action on the part of Buyer and Sub. This Agreement has been duly and validly executed and delivered by Buyer and Sub and constitutes a valid and binding Agreement of Seller and is enforceable in accordance with its terms.

     3.2 No Violation of Agreements. The execution, delivery and performance of this Agreement by Buyer and Sub and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Articles of Incorporation of Buyer or Sub and, do not and will not conflict with, violate, result in a breach of, cause a default under an accelerated performance under or accelerate performance under (whether with notice or lapse of time or otherwise), (i) any provision of law or regulation relating to the business of the Buyer, (ii) any provision of any order, arbitration award, judgment or decree to which Buyer or Sub is subject
(iii) any provision of any agreement, license or instrument to which Buyer or Sub or any of their assets is subject, or (iv) any other restriction of any kind or character to which the Buyer or Sub or any of its properties is subject, which conflicts, violations, breaches, defaults or accelerations in each of clauses (i), (ii), (iii) or (iv) above would, individually or in the aggregate, adversely affect the Buyer or which would prohibit or restrict the consummation of the transactions contemplated by this Agreement.

     3.3. Consents Required. The execution, delivery and performance of this Agreement by Buyer and Sub will not require Buyer or Sub to obtain any consent, approval or other action to avoid: (i) the loss of any permit or license or other governmental authorization hold by the Company, (ii) the violation or breach of, or a default under any real property lease or any commitment, note, indenture, mortgage, lien, instrument, license, contract or agreement to which Buyer or Sub or any of their assets are subject, or (iii) giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the real property leases or material properties, agreements, contracts or business of Buyer, which consent has not already been obtained.

                                   ARTICLE 4
                                INDEMNIFICATION

     4.1. Indemnification by Seller. Seller shall indemnify, defend and hold harmless the Company and Buyer, and their respective officers, directors, employees, affiliates and agents, against and in respect of any and all losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interests penalties and reasonable attorneys' fees (collectively "Damages") that any of them shall incur or suffer, and to the extent not otherwise compensated by insurance, which arise, result from, or relate to the failure of any Seller's representations or warranties to be true and correct, or any breach by Seller of, or any failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement; provided, however that an officer's Certificate (as such term is defined in Section 4.3) covering any item of claimed Damages for which indemnification is sought pursuant to this
Section 4.1 shall have been delivered to Seller prior to the termination of the Survival Period (as defined in Section 4.7) applicable to such representation, warranty, covenant or agreement.

     4.2. Indemnification By Buyer. Buyer shall indemnify, defend and hold harmless Seller in respect of any and all losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively "Damages") that any of them shall incur or suffer, and to the extent not otherwise compensated by insurance, which arise, result from, or relate to the failure of any of Buyer's representations or warranties to be true and correct, or any breach by Buyer of, or any failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit or other instrument furnished or to be furnished by Buyer under this Agreement provided, however, that an Officer's Certificate covering any item of claimed Damages for which indemnification is sought pursuant to this Section 4.2 shall have been delivered to Buyer prior to termination of the Survival Period (as defined in Section 4.7) applicable to such representation, warranty, covenant or agreement.

     4.3. Officer's Certificate. If any Damages shall be paid or accrued by any person entitled to be indemnified under this Article 8 (an "Indemnitee") or a claim or proceeding shall be asserted or pending against an Indemnitee which may give rise to any Damages with respect to which such Indemnitee would be entitled to be indemnified hereunder by the other party hereto (an "Indemnitor"), such Indemnitee shall deliver a certificate signed by an officer of Seller, in the case of a claim against Buyer, or by an officer of Buyer, in the case of a claim against Seller (an "Officer's Certificate"), which Officer's Certificate shall

          (a) state that the Indemnitee has paid or properly accrued Damages, or that a claim has been asserted against such Indemnitee, or a proceeding is pending, which claim or proceeding, in the Indemnitee's judgment, may result in the incurrence of Damages to which the Indemnitee is entitled to indemnification pursuant hereto; and

          (b) specify in reasonable detail each individual item of paid or accrued Damages or each such claim or proceeding and the amount of such paid or accrued Damages or the amount of Damage that, in Indemnitee's judgment, may arise from such claim or proceeding.

     4.4. Objections to Claims. If an Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Officer's Certificate, the Indemnitor shall, within thirty (30) days after delivery to the Indemnitor of such officer's Certificate, deliver to the Indemnitee an Officer's Certificate to such effect, and the Indemnitor and the Indemnitee shall, within the thirty (30) day period beginning on the date of delivery to the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement.

     4.5. Third Party Claims. Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Damages for which such indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor from whom such indemnification could be sought an Officer's Certificate with respect to such claim, and such Indemnitor may, at its option, assume and control the defense (including any settlement thereof) of the Indemnitee against such claim. Any Indemnitee shall receive notice of the status, any current developments and management of the claims, and prior written notice of any proposed settlement or conclusion of such claim, and shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be an expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, or (ii) the employment of such counsel has been specifically authorized by the Indemnitor. If there is a final judgment against an Indemnitee under this Agreement in any such action, or if there is a settlement of any such action effected with the consent of such Indemnitor, such Indemnitor shall, subject, in the case of claims for indemnification against the Seller, to the provisions of Section 4.1, and, in the case of claims for indemnification against Buyer, to the provisions of Section 4.2, indemnify and hold harmless each Indemnitee from and against any Damages by reason of such judgment or settlement.

     4.6. Agreed Claims. Claims specified in any Officer's Certificate to which an Indemnitor shall not object in writing within ten (10) days after receipt by such Indemnitor of such Officer's Certificate, claims covered by a memorandum of agreement of the nature described in Section 4.4 and claims which have been reduced to non-appealable judgment or settled with the consent of the Indemnitor as provided in Section 4.5 are hereinafter referred to, collectively, as "Agreed Claims." The amount of any Agreed Claim shall be paid, in cash, by the Indemnitor to the Indemnitee with respect thereto promptly after the determination thereof.

     4.7. Survival Period. Except for the representations made by Seller under Sections 2.3 and 2.4, and representations breached fraudulently, all of which representations shall survive until the applicable statute of limitations has expired, the representations, warranties, covenants and agreements of Seller and the indemnification by Seller with respect thereto provided for herein shall survive the Closing for a period of three (3) years from the Closing Date, except that Seller's covenant to indemnify Buyer under this Article 8 shall survive such three-year period until all claims properly and timely asserted by Buyer under this Article 8 have been satisfied as provided in this Article 8. The representations, warranties, covenants and agreements of Buyer, and the indemnification by Buyer with respect thereto shall survive until all applicable statutes of limitation shall have expired. For purposes of this Article 4, the respective period of survival of any such representations, warranties, covenants and agreements is referred to as the "Survival Period."

                                   ARTICLE 5
                                 MISCELLANEOUS

     5.1. Governing Law, Arbitration. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of laws principles. In the event that there shall be a dispute arising out of or relating to this Agreement, any document referred to herein or centrally related to the subject matter hereof, or the subject matter of any of the same, the parties agree that such dispute shall be submitted to binding arbitration in Miami, Florida, under the auspices of, and pursuant to the rules of the American Arbitration Association, as then in effect, or such other procedures as the parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The costs of the arbitration shall be shared equally by the parties, provided that the fees, costs, and expenses of the prevailing party (as reasonably determined by the arbitrators), including arbitrators' and reasonable attorney fees incurred in connection with any such arbitration, shall be paid by the losing party in the event the arbitrators determine the proceeding was brought or defended in
bad faith by the losing party.   The costs and expenses of the prevailing
party in collecting any such award shall be paid by the non-prevailing party.

     In such arbitration proceedings, each of the parties shall submit to the arbitrators in writing their respective positions with respect to the dispute for which arbitration proceedings have been commenced, together with such supporting documentation as such party deems necessary or as such arbitrators request. Such arbitrators shall, as soon as practicable after receiving the written positions of both parties and all subsequent supporting documentation requested by such arbitrators, and after having heard such testimony as they may deem appropriate, render their decisions as to such dispute, which decision shall be in writing and final and binding on, and non-appealable by, (except as provided by law), the parties hereto. The arbitrators shall issue any injunctive or similar order they deem appropriate. If the arbitrators notify the parties that they believe a portion of a dispute (which may be the entire dispute) is essentially reducible to monetary terms, the arbitrators shall accept the entire position of one of the parties with respect thereto, it being understood that, in such circumstances, such arbitrators shall have no discretion to accept only part of either party's position with respect thereto.

     5.2. Costs. Seller and Buyer shall each bear those expenses attributable to them in connection with the Merger and negotiating and entering into this Agreement including their own fees of counsel and brokerage fees.

     5.3. Brokers. Buyer and Seller hereto warrant and represent to each other party hereto that no person is entitled to any commission or finder's fee in connection with the transactions contemplated in this Agreement. Each party hereto agrees to indemnify, defend and hold harmless each other party hereto and the Company against any claim, loss, liability or expense for any such commission or fee incurred by reason of any act, omission or statement of the indemnifying party. The Company does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Company is a party.

     5.4. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on each of the parties, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     5.5. No Assignment. This Agreement may not be assigned, transferred or hypothecated by any party hereto other than by operation of law except that Buyer may assign in whole or in part its rights and obligations hereunder to its parent company, or any direct or indirect wholly-owned subsidiary of Buyer or Buyer's parent company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' respective heirs, successors and assigns.

     5.6. Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Buyer and Seller. Unless otherwise required by applicable laws, neither of the parties shall act unilaterally in this regard without the prior approval of the other party, which approval shall not be unreasonably withheld.

     5.7. Severability. If any portion of this Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall remain valid and enforceable.

     5.8. No Third Party Beneficiaries. Except as expressly provided herein, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     5.9 No strict construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

     5.10 Covenant Not to Compete. In consideration for the payments by Buyer to be made hereunder, Seller agrees he will not at any time within the five (5) year period following the Closing Date compete with the Company, solicit the customers of the Company, or directly or indirectly solicit for employment any employees of Company. For purposes of this Paragraph the term "compete" means engaging in the same or any business competitive with the Company as engaged in by the Company as conducted immediately prior to the Closing Date in any manner whatsoever (other than as a passive investor), including without limitation, as a proprietor, partner, investor, shareholder, director, officer, employee, consultant, independent contractor, or otherwise, within the territory in which the business of the Company was conducted at the Closing Date. For purposes of Sections 5.10 through 5.12 hereof, "Company" shall include any entity into which the Company may be merged (including without limitation the "Surviving Corporation") or to which the business and assets of the Company is transferred.

     Notwithstanding the foregoing, Messrs. Chamber and O'Bannon may continue their ownership of and involvement with Maverick Transport, Inc. ("MTI") in connection with its current activities of operating a five truck fleet, provided all business dealings between MTI and Buyer and Buyer's affiliates shall be at arms-length terms, and provided that Mr. Chambers may continue his part ownership in C&D/Checkmate Truck Brokers, Inc., which acts solely as an in-house logistics provider for C&D Fruits and Vegetables. The foregoing exceptions shall be deemed in violation of the foregoing prohibitions in the event the scope of the activities conducted by either entity is materially increased or the nature of the activities conducted becomes competitive with the services offered by the Company, beyond what is contemplated by the foregoing exception.

     5.11  Reasonableness of Restrictions.

          (a)   Seller has carefully read and considered the provisions of
Section 5.10 and, having done so, agrees that the restrictions set forth therein, including, but not limited to, the time period of restriction and geographical areas of restriction, are fair and reasonable and are reasonably required for the protection of the interests of the Buyer.

          (b)   If, notwithstanding the foregoing, any of the provisions of
Section 5.10 shall be held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included. In the event that any provision of Section 5.10 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

     5.12 Remedies for Breach. In the event of a breach or threatened breach of any of the covenants in Section 5.10, the Buyer shall have the right to seek equitable relief, including specific performance by means of an injunction against the Seller and against the Seller's partners, agents, representatives, servants, employers, employees, and/or any and all persons acting directly or indirectly by or with it or them, to prevent or restrain any breach or further breach. In the event such Buyer obtains any such equitable relief, the party against whom relief is obtained shall reimburse Buyer for its reasonable attorney's fees and costs related thereto.

     5.13 Releases. Buyer shall cause Seller and Seller's affiliated parties to be released from any guaranties on Company obligations not later than two weeks after the Effective Time and hereby agrees to indemnify and hold harmless Seller from any costs or liabilities he may incur in connection with such guaranties.


[rest of page intentionally left blank]

     IN WITNESS WHEREOF, Buyer, Sub, Seller and the Company have duly executed and delivered this Agreement as of the date first above written.

U.S. TRUCKING, INC.                      CHECKMATE ACQUISITION CORP.


BY:/s/ Anthony Huff                      BY:/s/ Tommy Chambers
TITLE: Chairman                          TITLE: President



/s/ Tommy Chambers                       /s/ Timothy O'Bannon
Tommy Chambers                           Timothy O'Bannon


/s/ Marylou Chambers                     /s/ Sharion O'Bannon
Marylou Chambers                         Sharion O'Bannon


MAVERICK TRUCK BROKERAGE, INC.



BY:/s/ Timothy O'Bannon
TITLE: President